UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

Bottomline Technologies (de), Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire	03801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 16, 2006, Michael J. Curran was elected to the board of directors (the “Board”) of Bottomline Technologies (de), Inc. (the “Registrant”) at the 2006 annual meeting of stockholders. Mr. Curran is the former executive vice president of Bank of America Global Treasury Services. In this role, he was responsible for Global Corporate Banking Sales, a multi-billion dollar business unit. During his time at Bank of America, Mr. Curran also served as a Corporate Band 1 Executive and as a member of the company’s management operating committee. Prior to joining Bank of America, Mr. Curran held senior executive positions at FleetBoston Financial Corporation, Chemical Bank and Manufacturers Hanover Trust, Co.

On November 15, 2006, John W. Barter, a member of the Board, notified the Registrant that he will be resigning from the Board effective as of December 31, 2006, due to the increased time commitment required by the Board and the other public company boards of directors on which he serves.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: November 21, 2006	By:	/s/ Kevin Donovan
Kevin Donovan Chief Financial Officer and Treasurer